UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2009

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MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

431 New Karner Road, Albany, New York 12205
(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On April 6, 2009, Mechanical Technology, Incorporated (the “Company”) announced it has notified the Nasdaq Stock Market (“Nasdaq”) of its intent to voluntarily delist its common stock from the Nasdaq Capital Market by filing a Form 25 with the Securities and Exchange Commission (“SEC”) and Nasdaq on or about April 16, 2009. The Company also announced it intends to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company anticipates that the Form 25 will become effective 10 days after the date of filing. Accordingly, the Company expects that the last day of trading of its common stock on the Nasdaq Capital Market will be on or about April 24, 2009. The Company’s Board of Directors approved the voluntary delisting and deregistering under Section 12(b) of its common stock on January 18, 2009.

The Company anticipates that its common stock will be quoted on the Pink Sheets and/or the OTC Bulletin Board after it is delisted from the Nasdaq Capital Market. The Company will continue to file periodic and other reports with the SEC as the Company’s common stock will remain registered under Section 12(g) of the Exchange Act.

Also on April 6, 2009, the Company announced it received a Staff Deficiency Letter from Nasdaq on March 31, 2009, stating that, based on the Company’s Annual Report on Form 10-K filed for the period ended December 31, 2008, Nasdaq determined that the Company is not in compliance with the minimum stockholders’ equity requirement of $2.5 million as required under Marketplace Rule 4310(c)(3) for continuing listing on the Nasdaq Capital Market. Since the Company had determined to voluntarily delist its common stock from the Nasdaq Capital Market prior to receiving the letter, it will not seek to regain compliance with the Nasdaq Marketplace Rule.

A copy of the press release including these announcements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated April 6, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: April 6, 2009	By:	/s/ Peng K. Lim
	Name:	Peng K. Lim
	Title:	Chairman and Chief Executive Officer